UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

Commission	Exact Name of Registrant as	I.R.S. Employer
File Number	Specified in its Charter	Identification No.
1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-7310	Michigan Consolidated Gas Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478040

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     Today, September 23, 2004, Michigan Consolidated Gas Company (“MichCon”), a wholly-owned subsidiary of DTE Energy Company (“DTE Energy”), issued a News Release in which it announced that the Michigan Public Service Commission issued an interim rate order on September 21, 2004 relating to MichCon’s request to increase its service and distribution charges.

     For a detailed discussion, please see MichCon’s News Release dated September 23, 2004, attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     99.1           News Release of MichCon dated September 23, 2004.

Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to various assumptions, risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s and MichCon’s 2003 Form 10-K (which forward-looking statements are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and MichCon that discuss important factors that could cause DTE Energy’s and MichCon’s actual results to differ materially. DTE Energy and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: September 23, 2004	DTE ENERGY COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

Date: September 23, 2004	MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	News Release of MichCon dated September 23, 2004.